UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

COROWARE, INC.
(Name of Registrant As Specified In Charter)

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	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No:

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4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF COROWARE, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

COROWARE, INC.

1410 Market Street, Suite 200

Kirkland, Washington 98033

(800) 641-2676

INFORMATION STATEMENT

 February 26, 2013

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of CoroWare, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”), to the holders  (the “ Common Stockholders ”) of Common Stock, par value $.0001 per share (the “ Common Stock ”), of CoroWare, Inc., a Delaware corporation (the “ Company ”), to notify such Common Stockholders that on February 22, 2013, the Company received a unanimous written consent in lieu of a meeting of the holders of Series D Convertible Preferred Stock, par value $1.00 per share (the “ Series D Preferred ”).  Each share of Series D Preferred has the equivalent of one hundred thousand (100,000) votes of Common Stock.  Currently, there are 3 holders of Series D Preferred (together, the “ Series D Stockholders”), collectively holding 100,000 shares of Series D Preferred, resulting in the Series D Stockholders holding in the aggregate approximately 83.9% of the total voting power of all issued and outstanding voting capital of the Company (the “ Majority Stockholders ”).   The Majority Stockholders authorized the following:

•	The increase in the number of authorized shares of Common Stock from three billion (3,000,000,000) shares of Common Stock to thirteen billion (13,000,000,000) shares of Common Stock (the “ Authorized Common Stock Share Increase ”);

We have attached as Appendix A hereto a form of the proposed amendment to the Articles of Incorporation, the increase in authorized shares of common stock to thirteen billion,.

On February 22, 2013, the Board of Directors of the Company (the “Board”) approved, and recommended for approval to the holders having the power to vote with respect to the Common Stock, the: (i) Authorized Common Stock Share Increase e the “Action ”).  On February 22, 2013, the Majority Stockholders approved each of the Actions by written consent in lieu of a meeting in accordance with the Delaware General Corporation Law (“ DGCL ”).  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Action.

We will mail the Notice to the Common Stockholders on or about March 26 , 2013.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes that the Common Stockholders of the Company will benefit from these Actions because it believes that the Company will be able to extinguish legacy convertible debt, attract new investors for investment in its mobile robotics and enhanced collaboration businesses.

The Board believes that the Common Stockholders of the Company will benefit from the Authorized Common Stock Share because such change may allow the Company greater flexibility in pursuing acquisitions, equity investments and other opportunities.

Accordingly, it was the Board’s opinion that the Action would better position the Company to attract potential business candidates and provide the Common Stockholders a greater potential return.

INTRODUCTION

Section 228 of the Delaware General Corporation Law (“DGCL”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. The DGCL, however, requires that in the event an action is approved by written consent, a Company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice to the Common Stockholders on or about March 26, 2013.

This Information Statement contains a brief summary of the material aspects of each of the Actions approved by the Board of Directors (the “ Board ”) of CoroWare, Inc. (the “ Company ,” “ we ,” “ our ,” or “ us ”) and the holders of Series D Convertible Preferred Stock (the “ Series D Preferred ”), which have voting rights with respect to the Common Stock and constitute a majority of the voting power of the Common Stock.

SERIES D PREFERRED STOCK

By unanimous written consent of the Board (as permitted under Section 141 of the DGCL), the designation, rights, preferences and privileges of the Series D Preferred were established by the Board (as is permitted under Section 151 of the DGCL and by the Certificate of Incorporation, as amended, of the Company).  The designation, rights, preferences and privileges that the Board established for the Series D Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Delaware on November 10, 2011.  Among other things, the Certificate of Designation provides that each one share of Series D Preferred (the “Series D Stockholders”) has the equivalent of one hundred thousand (100,000) votes of Common Stock.

As of February 22, 2013, there were issued and outstanding (i) 1,926,589,939 shares of our Common Stock, and (ii) 100,000 shares of our Series D Preferred.  Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Actions is eleven billion, nine hundred twenty six million, five hundred eighty nine thousand, eight hundred thirty nine (11,926,589,839) (the sum of the votes represented by the issued and outstanding shares of Common Stock and Series D Preferred).  Pursuant to Section 228 of the DGCL, at least fifty one percent (51%) of the voting equity of the Company, or at least six billion, eighty two million, five hundred sixty thousand, eight hundred eighteen (6,082,560,818) votes, are required to approve the Actions by written consent. The Series D Stockholders, which hold in the aggregate ten billion, six million, two hundred seventy six thousand, four hundred fifty eight (10,006,276,458) votes or approximately 83.9% of the voting equity of the Company, have voted in favor of the Actions, thereby satisfying the requirement under Section 228 of the DGCL that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series D Stockholders, the number of shares Common Stock and of Series D Preferred held by each Series D Stockholder, the total number of votes that the Series D Stockholders voted in favor of the Actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor of the actions.

Name of Series D Stockholder	Number of Shares of Common Stock Held	Number of Shares of Series D Preferred held	Number of Votes held by such Series D Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Lloyd Spencer	54,216	60,000	x 100,000	6,000,054,216	50.3%
Shanna Gerrard	5,000	20,000	x 100,000	2,000,005,000	16.8%
Jared Robert	9,536,197	20,000	x 100,000	2,009,536,197	16.8%

ACTIONS TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file the Amended and Restated Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Delaware.  Such filing can occur no earlier than twenty (20) calendar days after the mailing of this information statement.

We currently expect to file the Amendment on or about March, 2013.

With respect to the Action described in this Information Statement, the Board reserves the right, notwithstanding that the Series D Stockholders have approved such Action, to elect not to proceed with such Action if, at any time prior to filing the Amendment, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the Company’s stockholders to consummate any one or more of the Actions.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES

OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock will be increased from three billion (3,000,000,000) shares to thirteen billion (13,000,000,000) shares (the “Authorized Common Stock Share Increase”).

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The additional shares of common stock for which authorization is sought would be part of the existing class of Common Stock, if and when issued. These shares would have the same rights and privileges as the shares of Common Stock currently outstanding. Holders of the Company's Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:

conversion of convertible securities

-	future acquisitions
-	investment opportunities
-	stock splits
-	stock dividends or other distributions
-	future financings and other corporate purposes

The Company is actively pursuing financings which may result in the issuance of additional shares of Common Stock.

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 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of February 22, 2013 of (i) each person known to us to beneficially own more than 10% of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group.  As of February 22, 2013, there were a total of 1,926,589,839 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  The column entitled “Percentage of Total Voting Stock” shows the percentage of total voting stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire, within sixty (60) days of February 22, 2013 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

		Common Stock Beneficially Owned
Name/Address	Title of Class	Number	Percent

Lloyd Spencer, President	common Stock	54,216.003%
c/o CoroWare, Inc.	Preferred D	60,000
1410 Market Street, Suite 200
Kirkland, WA 98033
John Kroon	common Stock	144	--%
c/o CoroWare, Inc.
1410 Market Street, Suite 200
Kirkland, WA 98033

N. Martin Nielson	common Stock	11,589.001%
c/o CoroWare, Inc.
1410 Market Street, Suite 200
Kirkland, WA 98033

Shanna Gerrard	common Stock	5,000	--%
c/o CoroWare, Inc.	Preferred D	20,000
1410 Market Street, Suite 200
Kirkland, WA 98033
Jared Robert	common Stock	9,536,197	0.49%
c/o CoroWare, Inc.	Preferred D	20,000
1410 Market Street, Suite 200
Kirkland, WA 98033

Directors and executive officer as a group (4 persons)	Common Stock	70,949.004%

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ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “ SEC ”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(2)	Quarterly Report on Form 10-Q for the three months ended March 31, 2012; and

(3)	Quarterly Report on Form 10-Q for the three months ended June 30, 2012.
(4)	Quarterly Report on Form 10-Q for the three months ended September 30, 2012

You may request a copy of these filings, at no cost, by writing CoroWare, Inc. at 1410 Market Street, Suite 200, Kirkland, Washington 98033 or telephoning the Company at (800) 641-2676, option 4. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holder of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Lloyd Spencer
Lloyd Spencer
Chief Executive Officer and Director

Dated: February 26, 2013

4

APPENDIX A

Proposed Amendment to the Article Fourth of the Articles of Incorporation,
indicating the increase in authorized shares of common stock to thirteen billion (13,000,000,000).

Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue shall thirteen billion ten million (13,010,000,000,000) shares, of which thirteen billion (13,000,000,000) shares shall be common stock, par value $.0001 per share (the "Common Stock") and ten million (10,000,000) shares shall be preferred stock, par value $.001 per share (the "Preferred Stock").   All of the shares of Common Stock shall be of one class, and shall have the same rights and preferences. When consideration is received for each share of Common Stock and Preferred Stock issued, each share will be fully paid and nonassessable.